UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2006 (December 5, 2006)
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)		45334-0629 (Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) On December 5, 2006, at the Annual Meeting of Stockholders of Thor Industries, Inc. (the “Company”), the Company’s stockholders voted to approve the Company’s 2006 Equity Incentive Plan (the “Plan”).
     The Plan will be administered by the Board of Directors of the Company (the “Board”) or a committee designated by the Board (the “Committee”). While the Company is a publicly traded company, the Committee may consist solely of two or more members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” under Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934. The Board or the Committee (the “Administrator”) will have the power and authority to select Participants (as defined below) in the Plan and grant Awards (as defined below) to such Participants pursuant to the terms of the Plan. In addition, the Administrator will have the authority to (a) construe and interpret the Plan and apply its provisions, (b) promulgate, amend and rescind the rules and regulations relating to the administration of the Plan, (c) delegate its authority to one or more officers of the Company with respect to Awards that do not involve certain executive officers of the Company, (d) determine when Awards are to be granted under the Plan and the applicable date of grant, (e) select those Participants to whom Awards shall be granted, (f) determine the number of shares of common stock to be made subject to each Award, (g) determine whether each option is or is not intended to qualify as an incentive stock option, (h) prescribe the terms and conditions of each Award, (i) amend any outstanding Awards subject to certain limitations, (j) make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments, and (k) exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.
     Subject to adjustment, the total number of shares of the Company’s common stock, par value $0.10 per share, that will be available for the grant of Awards under the Plan may not exceed 1,100,000 shares; provided, that, for purposes of this limitation, any stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization will again become available for issuance under the Plan. Subject to adjustment, no Participant will be granted, during any one year period, options to purchase common stock or Awards with respect to more than 1,100,000 shares of common stock. Stock available for distribution under the Plan will be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.
     Awards may be granted to employees, directors and, in some cases, consultants and those individuals whom the Administrator determines are reasonably expected to become employees, directors or consultants following the date of the grant of the Award (“Participants”), provided that incentive stock options may be granted only to employees. Awards may be in the form of options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, performance compensation awards and stock appreciation rights (collectively, “Awards”).
Options
     Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or nonstatutory stock options (stock options not intended to meet such requirements) and will be granted in such form and will contain such terms and conditions as the Administrator deems appropriate. The term of each option will be fixed by the Administrator but no incentive stock option may be exercisable after the expiration of ten years from the grant date; provided, that, in the case of incentive stock options granted to a 10% stockholder, the term of such option may not exceed five years from the grant date. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant; provided, that, in the case of incentive stock options granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each nonstatutory stock option may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant unless such nonstatutory stock option satisfies the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. The Administrator will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable.
Restricted Stock and Restricted Stock Units
     The Administrator may award actual shares of common stock (“Restricted Stock”) or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock (“Restricted Stock Units”), which award may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Subject to the restrictions set forth in the Award, Participants who are granted Restricted Stock generally will have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock. At the discretion of the Administrator, cash dividends and stock dividends with respect to Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The cash dividends or stock dividends so withheld by the Administrator and attributable to any particular share of Restricted Stock will be distributed to the Participant in cash or, at the discretion of the Administrator, in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares. The Restricted Period shall commence on the date of the grant and end at the time or times set forth on a schedule established by the Administrator in the applicable Award agreement. At the discretion of the Administrator, cash dividends and stock dividends also may be paid with respect to Restricted Stock Units, either currently or withheld for the Participant’s account and distributed upon the settlement of the Restricted Stock Unit.

Performance Compensation Awards
     The Plan provides the Administrator with the authority, at the time of grant of any Award (other than options and stock appreciation rights granted with an exercise price or grant price equal to or greater than the fair market value per share of stock on the date of the grant), to designate such Award as a performance compensation award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Plan provides the Administrator with the authority to make an Award of a cash bonus to any Participant and designate such Award as a performance compensation award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.
     During the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), which period may not be less than one year (the “Performance Period”), the Administrator may, in its sole discretion, select which Participants will be eligible to receive performance compensation awards in respect of such Performance Period. The Plan provides that, with regard to a particular performance compensation award, the Administrator has full discretion to select the length of the Performance Period, the performance criteria that will be used to establish the performance goal, the kind(s) and/or level(s) of the performance goal(s) that is (are) to apply to the Company and the performance formula to be applied against the relevant performance goal to determine, with regard to the performance compensation award of a particular Participant, whether all, some portion or none of the performance compensation award has been earned for the Performance Period.
     The maximum performance compensation award payable to any one Participant under the Plan for a Performance Period is 1,100,000 shares of common stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, as determined by the Administrator. The maximum amount that can be paid in any calendar year to any Participant pursuant to a Performance Compensation Award in the form of a cash bonus is $10,000,000.
Stock Appreciation Rights
     Stock appreciation rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of the Plan are satisfied, in tandem with all or part of any option granted under the Plan (“Related Rights”). Upon exercise thereof, the holder of a stock appreciation right would be entitled to receive from the Company an amount equal to the product of (i) the excess of the fair market value of the Company’s common stock on the date of exercise over the exercise price per share specified in such stock appreciation right or its related option, multiplied by (ii) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right shall be determined by the Administrator, but shall not be less than 100% of the fair market value of the Company’s common stock on the date of grant of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of the Administrator, in cash, shares of the Company’s common stock or a combination thereof.
Change in Control
     In the event of a change in control (as defined in the Plan) of the Company, unless otherwise provided in an Award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100 percent of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals). In addition, unless otherwise provided in an Award agreement, all incomplete Performance Periods in respect of a performance compensation award will end upon a change in control, and the Administrator will (a) determine the extent to which performance goals with respect to each such Performance Period have been met, and (b) cause to be paid to the applicable Participant partial or full performance compensation awards with respect to performance goals for each such Performance Period based upon the Administrator’s determination of the degree of attainment of performance goals. Further, in the event of a change in control, the Administrator may in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the Company’s common stock received or to be received by other shareholders of the Company in the event.
Amendment and Termination
     The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided otherwise in the Plan, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law of securities exchange listing requirements. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless the Company requests the consent of the Participant and the Participant consents in writing.
Plan Benefits to be Received
     Benefits and amounts to be awarded under the Plan are not currently determinable.
     The above summary of the terms and conditions of the Plan is qualified in its entirety by reference to the Company’s 2006 Equity Incentive Plan filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	The 2006 Equity Incentive Plan (incorporated by reference to Exhibit A to the definitive proxy statement filed by the Company with the SEC on October 31, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: December 22, 2006	By:	/s/ Walter Bennett

	Name:	Walter Bennett
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	The 2006 Equity Incentive Plan (incorporated by reference to Exhibit A to the definitive proxy statement filed by the Company with the SEC on October 31, 2006).